Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Triumph Bancorp, Inc. of our report dated February 12, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Triumph Bancorp, Inc. for the year ended December 31, 2020.

                             /s/ Crowe LLP

Dallas, Texas

November 19, 2021